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                                                                      Exhibit 8

                      TERMINATION AND SETTLEMENT AGREEMENT

      AGREEMENT made and entered into on this 3rd day of July, 2000 by and among American Risk Management Group, Inc. (the "Company"), ProFutures Special Equity Fund, L.P. ("ProFutures"), D.L. Cromwell, Inc. on behalf of itself and certain of its clients (collectively, "Cromwell and Ronald Wilheim ("Wilheim").

      WHEREAS, ProFutures and Cromwell have each provided financing to the Company;
and

      WHEREAS, the parties desire to settle all potential claims against each other.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, promises, and undertakings set forth herein, as complete and full satisfaction of the Agreements, the parties agree as follows:

         1. Upon payment to ProFutures of an aggregate of $600,000 in cash by certain purchasers of outstanding notes held by ProFutures, that Note Purchase Agreement and all other agreements involving Cromwell and ProFutures shall be terminated and of no further force and effect without liability to any party. Further, all other agreements between Cromwell and the Company other than the Warrants shall be terminated and of no further force and effect.

         2. Notice is hereby given to Cromwell that effective on or about July 10, 2000, the Company will effect a 25-for-1 reverse stock split. Cromwell hereby waives any notice that must be given pursuant to holders of such outstanding warrants.

         3. Each party hereto waives and releases and discharges the other parties hereto from any and all liability of whatever kind or nature arising from any acts or omissions of either party, known or unknown, asserted or unasserted, which occurred up to the date of this agreement, including but not limited to all liability for any acts that may have violated their rights under any contract, tort, or other common law, or any other duty or obligation of any kind; all liability asserted or unasserted, known or unknown, suspected or unsuspected, which was or may have been alleged against or imputed to either party by the other party or anyone action on its behalf up to the date of this agreement.

         4. No party shall in the future initiate or cause to be initiated any judicial or administrative charge, complaint, action, or proceeding is presently pending, or if in the future any such proceeding is commenced by wither party or any person or party action on that party's behalf, the party with such notice shall promptly notify the other party of the existence of that proceeding, withdraw it, with prejudice, to the extent that party has the power to do so, and except to the extent required or compelled by law, legal process, or subpoena, shall refrain from participating, testifying or producing documents or information therein.


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         5. Cromwell agrees to not sell any shares of the Company's common stock for a period of 60 days from the date hereof and thereafter shall liquidate it shares in an orderly fashion so as to not negatively impact the market.

         6. No party hereto shall take any derogatory or disparaging action, or make any derogatory or disparaging comment, publicly or privately, concerning any other party.

         7. This Agreement constitutes the entire agreement between the parties in relation to its subject matter, supersedes all prior agreements between the parties, if any, concerning its subject matter, and may not be altered, amended, modified, superseded, cancelled, or terminated except by a writing duly executed by the parties or their attorneys on their behalf.

         8. If any of the provisions, terms, clauses, waivers, or releases of claims or rights contained in this Agreement are declared illegal, unenforceable, or ineffective in a legal forum of competent jurisdiction, then such provisions, terms, clauses, waivers, or releases of claims or rights shall be deemed severable, such that all other provisions, terms, clauses, waivers, and releases of claims and rights contained in this Agreement shall remain valid and binding upon the parties.

         9. This Agreement shall be governed by the laws of the State of Florida.

         10. In any litigation under this Agreement the prevailing party will be entitled to receive attorney's fees from the other pary.

         IN WITNESS WHEREOF, the parties have acknowledged and executed this Agreement as of the date hereof.



                                    AMERICAN RISK MANAGEMENT GROUP, INC.


                                    By: /s/ Ronald Wilheim
                                       -----------------------------------------
                                          Ronald Wilheim, President

                                    /s/ Ronald Wilheim
                                    --------------------------------------------
                                                Ronald Wilheim

                                    PROFUTURES SPECIAL EQUITY FUND, LP
                                    By: ProFutures Fund Management, Inc.,
                                    authorized agent


                                    By:   /s/ John K. Gray
                                       -----------------------------------------
                                       John K. Gray under Limited Power of
                                       Attorney on behalf Gary D. Hulbert,
                                       President


                                    D.L. CROMWELL INVESTMENTS, INC.


                                    By: /s/ [ILLEGIBLE]
                                       -----------------------------------------


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